# Form C

## Cover Page

Name of issuer:

SongVest, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/20/2017

Physical address of issuer:

3724 Congeniality Way
Raleigh NC 27613

Website of issuer:

http://www.songvest.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

150,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $150,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$150,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

7/27/2018

**NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.**

Current number of employees:

2

| | Most recent fiscal year-end: | Prior fiscal year-end: |
|---|---|---|
| Total Assets: | $11,724.00 | $0.00 |
| Cash & Cash Equivalents: | $11,724.00 | $0.00 |
| Accounts Receivable: | $0.00 | $0.00 |
| Short-term Debt: | $0.00 | $0.00 |
| Long-term Debt: | $0.00 | $0.00 |
| Revenues/Sales: | $6,091.00 | $0.00 |
| Cost of Goods Sold: | $0.00 | $0.00 |
| Taxes Paid: | $0.00 | $0.00 |
| Net Income: | ($29,931.00) | $0.00 |

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

# Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

## THE COMPANY

1. Name of issuer:

SongVest, Inc.

## COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

## DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

| Director | Principal Occupation | Main Employer | Year Joined as Director |
|---|---|---|---|
| Sean Peace | CEO | SongVest, Inc. | 2017 |
| Roy D'Souza | COO | SongVest, Inc. | 2017 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

## OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

| Officer | Positions Held | Year Joined |
|---|---|---|
| Sean Peace | President | 2017 |
| Sean Peace | CEO | 2017 |
| Dave Bull | General Counsel | 2017 |
| Roy D'Souza | COO | 2017 |
| Sean Daley | CMO | 2017 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

## PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

| Name of Holder | No. and Class of Securities Now Held | % of Voting Power Prior to Offering |
|---|---|---|
| Roy D'Souza | 2000000.0 Common equity | 33.33 |
| Sean Peace | 4000000.0 Common equity | 66.67 |

## BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

## RISK FACTORS

**A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.**

**In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.**

**The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.**

**These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.**

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> *We have little operating history, which may make it difficult for you to evaluate the potential success of our business and to assess our future viability.*
>
> *Our CPA has expressed in their review of our statements a substantial doubt about our ability to continue as a going concern.*
>
> *In order to support our general operations and working capital needs for the next 12 months, we may need to raise additional capital. Such financing may be expensive and time-consuming to obtain, and there may not be sufficient investor or commercial interest to enable us to obtain such funds on attractive terms or at all.*
>
> *In the event we breach the terms of a royalty agreement, we would have no rights to royalties and holders of SongVest Royalty Shares could be adversely affected.*
>
> *In the event one or more record labels breach the terms of a royalty agreement, we would have limited recourse and such record labels may not develop the albums as expected, on time or at all.*
>
> *We have incurred losses since our inception and we expect to continue to incur losses for the foreseeable future. We expect our operations to continue to consume substantial amounts of cash*

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

*We expect that, in order to maintain and grow our operations, we will need to promote multiple albums. There can be no assurance that we will be able to promote enough albums to sustain our business model.*

*There can be no assurance that that any particular album that we agree to promote will succeed in the market.*

*We may allocate time and resources across any of the albums we promote, in our discretion.*

*Any loss or deterioration of our relationships with record labels may adversely affect our business.*

*We may encounter limitations on the effectiveness of our internal controls and a failure of our internal controls to prevent error or fraud may harm our business and holders of SongVest Royalty Shares.*

There is no guarantee that any artist included in any IPO will produce a new music recording.

The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to enhance the growth. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were unable to locate suitable replacements in a timely manner. Finding and hiring such replacements, if any, could be costly and might require the Company to grant significant equity awards or incentive compensation, which could have a material adverse effect on the Company's financial results and on your investment. The loss, through untimely death, unwillingness to continue or otherwise, of any such persons could have a materially adverse effect on the Company and its business.

We may experience difficulty in obtaining new artists or new albums to promote, which could adversely affect our business.

Dave Bull and Sean Daley are part-time officers. This may result in diminished time being committed to SongVest and potentially impact company performance.

# The Offering

## USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,000**

Use of Proceeds:

1. Finish SEC response to obtain final security approval
 - Approximately $80k of additional legal and securities expenses

2. Continue the development of the SongVest website to support our business model - $40k
 - Reverse auction model

 - White label integration with third-party trading platform Folio

 - Fan marketing portal for social engagement

3. Co-marketing/promotion of initial releases - $22.5k

4. Wefunder intermediary fee - $7.5k

---

If we raise: **$1,070,000**

Use of Proceeds:

1. Total cash compensation for founders - $300,000 (salary + milestone bonuses)

2. Hire VP of Sales - $225,000 ($150k salary plus commissions plus up to $75k in commissions)

3. Continual PR and marketing to record labels. This includes travel to major U.S. cities and attendance at prominent independent label conferences where current and potential customers will be in force. Also includes expenses for potentially dozens of separate meetings with record labels. - $125,000

4. Continual IT spend to confirm integrity and security of website-based auction model - $100,000

5. Co-marketing/promotion of initial releases as well as our brand/platform - $150,000

6. Establish Chicago-based HQ with two additional hires (part-time administrative and royalty audit), as well as retainers for external legal counsel - $116,500

7. Wefunder intermediary fee: $53,500

## DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates

on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

**NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.**

**The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).**

**If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.**

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

**The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

**If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.**

**In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.**

# Ownership and Capital Structure

## THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

*Conversion to Preferred Equity.* Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (80%), or

- (ii) if the valuation for the company is more than **$7 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $50,000 of the securities, investors will receive a valuation cap of $6,000,000 and with an option for an 80% discount rate.

*Additional Terms of the Valuation Cap.*
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company. Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

*Voting Rights.* Investors in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

*Private Sales for Major Investors*. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

*Execution*. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

*Liquidity Events*.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

*Termination of the Company.*
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock,** based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

*Repurchases.* If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

i. if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

ii. if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

iii. regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

**RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:**

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

**NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.**

**The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.**

## DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

| Class of Security | Securities (or Amount) Authorized | Securities (or Amount) Outstanding | Voting Rights |
|---|---|---|---|
| Common | 10,000,000 | 6,000,000 | Yes |

| Class of Security | Securities Reserved for Issuance upon Exercise or Conversion |
|---|---|
| Warrants: | |
| Options: | |

Describe any other rights:

All current common equity has voting rights. Preferred stock into which the SAFE notes may convert will have no voting rights. Non-voting preferred shares will be authorized and issued to investors.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

**The shareholders** have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

| Offering Date | Exemption | Security Type | Amount Sold | Use of Proceeds |
|---|---|---|---|---|

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

# FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

**Management's Discussion and Analysis of Financial Condition and Results of Operations**

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

**Overview**

SongVest is the first securitized market exclusively for album funding where artists and record labels can raise capital, engage audiences, market albums, and expand their fan bases. For the first time, fans can invest in the music they love by purchasing royalty shares that pay out dividends as royalties are earned.

This combines fan funding, stock picking and fantasy sports all into a music investment platform

Last year global recorded music revenue increased for the first time in a decade. However, record labels and artists still have limited options when financing new albums. SongVest addresses this by enabling fans and investors to invest in new albums and share in their royalties. By creating a social platform that brings music and financial interests together SongVest engages fan bases to promote albums and artists. This generates additional revenue for record labels, artists and investors alike.

Given the Company's limited operating history, it cannot reliably estimate how much revenue it will receive in the future, if any. However, key considerations that may impact our success include:

- "We have done this before." Our management team includes the founder and original members of Royalty Exchange, the first marketplace for selling royalties.

- Fan funding and investment in music has been validated by Royalty Exchange, Pledge Music, Kickstarter and more.

- Global recorded music experienced an increase in revenue for the first time in a decade, and is expected to at least double over the next decade.

- Our advisory board contains music industry veterans, whose experience includes record label ownership and music promotion.

- Our B2B sales model includes a clearly defined market of independent record labels.

**Milestones**

SongVest, Inc. was incorporated in the State of Delaware in April 2017.

Since then, we have:

June 2017 - Engaged regulatory filing consultants CrowdCheck to assist in the SEC application process

September 2017 - Executed a royalty agreement with Loud & Proud Records, who have agreed to be an "IPO" launch partner.

For clarity our "IPOs" involve individual capital raises to help fund album recordings (which is our business model), so they do not refer to investments in our capital structure.

September 2017 - Submitted our Regulation A filing to the SEC for approval of the SongVest preferred stock shares platform

October 2017 - Received our first comment letter from the SEC. CrowdCheck indicates that the feedback is favorable (however, there is no guarantee of final approval).

January 2018 - Received the notice of allowance from the USPTO for the SongVest, Inc. trademark

**Historical Results of Operations**

Our company was organized in April 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $6,091. This revenue was from the auctioning of two songwriter catalogs under an existing model that did not require SEC approval.

- *Assets.* As of December 31, 2017, the Company had total assets of $11,724, including $11,724 in cash.

- *Net Loss.* The Company has had net loss of $29,931 for 2017.

- *Liabilities.* The Company's liabilties totaled $0 for 2017.

**Liquidity & Capital Resources**

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds." We don't have any other sources of capital in the immediate future.

Before the campaign money comes in we will self-fund as needed, and we are also managing our expenses very closely as it is up to us to continue the SEC application process. Any invoices for this work are due 30 days after an invoice is received, and an invoice is not submitted to us until after the filing with the SEC is formally submitted.

When discussing IPOs in this Form C, it is important to note that our "IPOs" involve individual capital raises to help fund album recordings (which is our business model), so they do not refer to investments in our capital structure. We would raise additional capital for our capital structure through the same means that any young company might, crowdfunding first, and then approaching experienced investors at various levels for subsequent rounds.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

**Runway & Short/Mid Term Expenses**

SongVest, Inc. cash in hand is $11,724, as of December 31, 2017. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $11,000/month, for an average burn rate of $11,000 per month.

If we are successful in raising anywhere from the lower end of our fundraising goal to an approximate mid-point, we will have the operating capital to complete our SEC filing and obtain final approval on our security type, complete the first iteration of our digital marketing strategy/social media platform, and launch several IPOs. If we are successful in raising anywhere from the mid-point to upper end of our fundraising goal, we will also have sufficient operating capital to hire an industry-experienced VP of Sales and cover necessary travel/sales expenses, continue enhancing our our website and technology platform, and establish and operate our Chicago HQ, for up to 12 months.

Expenses will increase in the next 3-6 months including our marketing and sales spend (e.g., travel to conferences and meeting to meet with record labels), and our website/social media/digital marketing strategy build out.

# FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

## STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

**If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.**

# OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

## ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.songvest.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

# APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Dave Bull
- Roy D'Souza
- Sean Daley
- Sean Peace

Appendix E: Supporting Documents

# INVEST IN SONGVEST, INC.

## *The Stock Market for Music*

*SongVest is the first securitized market designed exclusively for album funding that allows artists and record labels to raise capital, engage audiences, market albums, and expand their fan bases. For the first time, fans can invest in the music they love by purchasing royalty shares that pay out dividends as royalties are earned.*

*This combines crowdfunding, stock picking, and fantasy sports into an all-encompassing music investment platform.*



Sean Peace
CEO, SONGVEST, INC.


FOLLOW US FOR UPDATES
SHARE
TWEET
$0
raised of $150K goal
$100 min
by Wefunder Portal LLC
INVEST

**Future Equity (SAFE)**

**$7M** valuation cap | **20%** discount

A SAFE gives you the right to future shares in SongVest, Inc. If you invest, you're betting the company will be worth more than $7M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $6M Valuation Cap
Investors who fund up to the first $50K of this fundraise will invest in a SAFE with a $6M valuation cap and 20% discount.

INVESTOR PERKS

| | |
|---|---|
| **$250+** | Our love and gratitude, and a SongVest t-shirt and coffee mug. |
| **$500+** | A gold colored album plaque recognizing their investment, and a SongVest t-shirt and coffee mug. |
| **$1,000+** | A platinum colored plaque recognizing their investment, a SongVest t-shirt and coffee mug, and two concert tickets to an artist included in the IPO that you've invested in. |
| **$2,500+** | A platinum colored plaque recognizing their investment, a SongVest t-shirt and coffee mug, and four concert tickets to artists included in the IPO that you've invested in. |
| **$5,000+** | All of the above plus one stock warrant per share purchased, providing the right to purchase an additional share for up to three years at the same price as this offering. The shares are classified as non-voting common equity. |
| **$10,000+** | All of the above plus two stock warrants per share purchased, providing the right to purchase additional shares for up to five years at the same price as this offering. The shares are classified as non-voting common equity. |

## OUR AMBITION

Last year, global recorded music revenue increased for the first time in a decade. However, record labels and artists still have limited options when financing new albums. SongVest fixes this by enabling fans and investors to invest in new albums and share in their royalties. By creating a social platform that brings music and financial interests together, SongVest engages fan bases to promote albums and artists. This generates additional revenue for record labels, artists, and investors alike.

## KEY FACTS

- We've done this before, as our management team includes the founder and original members of Royalty Exchange, the first marketplace for selling royalties.
- Global recorded music experienced an increase in revenue for the first time in a decade and is expected to at least double over the next 10 years.
- Fan funding and investment in music have been validated by Royalty Exchange, Pledge Music, Kickstarter, and more.
- Our advisory board contains music industry pros who we've engaged to promote sales to record labels.
- Our B2B sales model includes a clearly defined market of indie record labels.

## DOCUMENTS

SongVest_Overview.pdf

https://songvest.com

# Why I Like SongVest, Inc.

*I have great respect for Sean — he appreciates the importance of the relationship between artists and fans. SongVest will be providing fans the opportunity to share in the success of their favorite artists while at the same time enlisting their involvement to help expand the audience!*



**Tom Lipsky**
CEO, LOUD AND PROUD RECORDS

WALL STREET JOURNAL

**Dream On: Own Part of a Hit Song**

SongVest plans to auction the rights to 18 songs, betting that the music and lyrics are still valuable.
January 18, 2018 @ wsj.com

TRENDHUNTER TECH

**Owning Mainstream Music: Aerosmith Songwriters Selling Rights**

Owning Mainstream Music - Collectors and music fans, take note: songwriters can now sell the rights to their songs through SongVest, a new online music auction provider. S...
January 18, 2018 @ trendhunter.com

A2IM AMERICAN ASSOCIATION OF INDEPENDENT MUSIC

**Associate Member Spotlight: SongVest - A2IM**

SongVest is the stock market for music. We help labels carry out initial public stock offerings that sell shares of future royalties. In today's music business, labels benefit from these alternative financing options to fund their projects and create an entirely
November 27, 2017 @ a2im.org

### Royalty Exchange Lets Musicians Sell Royalty Income to Investors

The New York Times

The music industry is full of bitter stories of musicians who have given up royalty rights for a fraction of their future value. Eli Ball, the founder of Lyric Financial, a competing service that gives musicians short-term advances on their royalties in

August 9, 2014 @ nytimes.com

### SongVest offers up an innovative approach to music memorabilia

Goldmine

SongVest, Inc. is known as the world's first and only song-rights auction house. The company provides "music memorabilia with a paycheck" by acting as a broker between songwriters (or their heirs) and rights buyers. Since 2007, SongVest has

April 30, 2010 @ goldminemag.com

## The First Music Stock Market

For the first time since 2004, music revenue is expected to grow over the next 10 years. Despite this optimistic outlook, many record labels continue to seek alternative methods of financing while optimizing their digital marketing strategy in the music streaming economy.

Despite the success of crowdfunding platforms like Kickstarter and investment platforms like Royalty Exchange, investors and fans still have limited access to invest in music royalty assets. Further, those who do invest have no access to liquidity or secondary markets.

SongVest solves these problems by combining crowdfunding, investing, and a social network of fans to create the world's first online securitized marketplace where the public can buy and sell shares of music royalties in their favorite artist's albums.

At SongVest, you can pick and invest in your favorite artists and get paid when they do. Additionally, SongVest is the only platform where investors can impact the success of artists and albums. We provide investors and record labels with tools and strategies to collectively promote the albums and to generate even more revenue. Our investors become a part of their street teams - they help the labels and artists enter new markets, expand fanbases, and increase attendance at live events.

There were over 1,300 commercial albums released in 2016 (Metacritic), not including smaller labels and self-releases. We are poised to capture a large percentage of these releases as long as we can prove two key assumptions: (1) that there are enough investor fans who are interested, and (2) our ability to engage fans to help increase sales and streaming.

**Fig 6 Global recorded music to double in ten years**



Recorded revenues roller-coster: from $40bn in 1999, to $15bn in 2015 and back to $30bn by 2025E
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E
Streaming
Download and other
Physical
streaming as % of total

Source: Company data, Macquarie Research, November 2016

## How We Got Started

Back in 2007, Sean Peace started a music memorabilia site where fans could buy a piece of a song's royalty as memorabilia and receive a framed gold record with handwritten lyrics. It wasn't aimed at investors, but fans who wanted something more than just an autograph. Seeing a larger need for liquidity among songwriters, Sean started Royalty Exchange: the first auction platform that allowed songwriters, or any music royalty owner, to sell their song catalog to one investor.

Sean sold Royalty Exchange in 2015 but continued to think about the value of combining fans and investors into a more liquid marketplace. "Royalty Exchange was always constrained by one buyer and one seller," Sean said. "I always wanted to build a platform where the general public fan could buy and trade shares, just like stock." It was just not possible until sections of the JOBS Act were put in place.

After the rules for Regulation A+ were released (Regulation A+ is like a mini IPO), it finally became clear to Sean that there was a viable way to compile the vision he created back in 2007. We started SongVest and bootstrapped the company to submit our model to the SEC following the successful submission by Fig, a gaming publisher that allows fans to invest in new video games.

## How it Works

### Royalty Agreement



SongVest signs royalty agreement with an artist or label to pay a % or per unit amount for album sales and streams. This is for a set period of time, usually 3-6 yrs.

### Offering

Multiple Albums


DIANA KRALL
ADELE 21

We bundle multiple albums together into an IPO. That IPO is then marketed to the fans of the artists in the bundle as well as SongVest investors.

### IPO

Sold to Fans



The IPO is held on the SongVest site where we sell shares to fans for as low as $20. They are sold at auction so the share price could go higher.

### Dividends

Paid to Investors

Spotify

iTunes

Twice a year, royalties for all the albums in the IPO are collected and then dispersed to the shareholders as dividends.

## Launch Customer


LOUD&PROUD
RECORDS
LYNYRD SKYNYRD

SongVest is currently partnered with Loud and Proud Records to be their first launch customer, and we'll be releasing the albums that will comprise the first offering soon. Tom Lipsky, the founder of Loud and Proud, started his first record label in 1993 and focuses on legacy rock by working with legends like Sammy Hagar, Rob Zombie, and Lynyrd Skynyrd.

We are also building the pipeline for follow-on offerings by engaging additional record labels in both the U.S. and globally.

Our go to market strategy is simple. We have access to every record label in the U.S., including their detailed contact information. We've already begun marketing to them using a multi-channel strategy of direct and digital marketing. Our value proposition to record labels is straightforward from a financial, sales, and marketing perspective.

Once our first offering proves the model, we will have a cookie cutter approach that shows record labels the value proposition that scales up sales.


KEY CHARACTERISTICS OF INDEPENDENT RECORD LABELS
Average Number of Artists
39.7
Average Annual Number of Releases
33.7
Average Years in Operation
19.0
Average Number of Employees
16.0
0
10
20
30
40
50
Number

*Source: WIN / MIDiA Global Independent Label Survey*

## Go To Market

Our go to market strategy is simple. We've started to contact every record label in the U.S. We have also begun marketing to them through various digital and direct multi-channel strategies. Our value proposition to record labels is straightforward from a financial, sales, and marketing perspective.

Once we prove the model from our first offering, we will have a cookie cutter approach that shows record labels our value proposition and scale up sales.

## Revenue Model

For each offering, we take a twenty percent (20%) commission with securities costs bundled on top of that.

Dividends are paid minus a 20% servicing fee twice a year.

Our overhead is kept low because of our low transaction, high-value model where the minimum deal size is $250K-$300K.

# Our Progress So Far

**2011**

**SongVest CEO Sean Peace starts the Royalty Exchange**

The company is a leading online marketplace for transacting music royalty rights.

**October 2015**

**Sean sells ownership interest in the Royalty Exchange**

After selling, he begins to develop the concept for SongVest.

**April 2017**

**SongVest, Inc. is established as a Delaware corporation**

**September 2017**

**Loud & Proud Records executes royalty agreement with SongVest**

By doing so, they agree to be an "IPO" launch partner.

**September 2017**

**Reg A filing submitted to SEC for approval of SongVest preferred stock shares platform**

**October 2017**

**First comment letter received from SEC**

CrowdCheck indicates that the feedback is favorable.

**January 2018**

**SongVest, Inc. Trademark application accepted by USPTO**

**February 2018**

**Submit responses to SEC comment letter**

**Feb - May 2018**

**Secure an additional 1-3 record labels for IPOs and launch first "IPO"**

**March 2018**

**Complete first iteration of digital marketing platform for SongVest.com website**

## Meet the Founders



### Sean Peace

CEO

*Founder/CEO of Royalty Exchange, which he sold in 2015. Serial entrepreneur, expert in marketplaces.*



### Roy D'Souza

COO

*Former Managing Director at Ocean Tomo and an IP valuation practice leader.*



### Sean Daley

CMO

*Former VP of Marketing for Royalty Exchange who grew the investor base from 0 to 15K in 1.5 years.*



### David Bull

VP/General Counsel

*Former Royalty Exchange VP GC who created the first ABS model for selling fractional royalty shares.*

## AND THE REST OF THE TEAM



**Tom Lipsky**

Industry Insider

*As CEO of Loud and Proud Records and former head of CMC International and Sanctuary Records, Tom has extensive experience working with successful artists such as Lynyrd Skynyrd, Neil Young and more.*



**Jeff McClusky**

Industry Insider

*CEO/Founder of JMA, Jeff has played a pivotal role in the exposure of music and contemporary recording artists for over 35 years. He will work with our VP of Sales to source music assets.*

# Interview

– COLLAPSE ALL

### WF: What is SongVest?

SI: SongVest is a fan supported music investment platform and music community where fans purchase SEC approved securities in a royalty revenue stream through an IPO. SongVest partners directly with record labels who understand which artists on their rosters are going to record albums in the near future and who own the right to receive royalties from these future albums. SongVest bundles these future albums into a portfolio and then conducts an SEC-approved IPO to raise funds to support the recording and promotion of the albums. Shareholders receive "SongVest Royalty Shares," which are designed to reflect the economic performance of the royalty streams of the albums in the associated portfolio as paid to SongVest by the record labels.

Through our website and social media platforms, SongVest will help artists and record labels engage fan bases and expand audiences. The investment opportunities we create for fans will form "street teams" that, along with SongVest, will promote and market artists and music releases, and will ultimately have the potential to participate in the financial success of the releases.

### WF: How do SongVest IPOs work?

SI: IPOs for SongVest Royalty Shares are conducted through a reverse, or Dutch-style, auction pursuant to SEC Regulation A+. Bidders set the price of the shares and the winners receive non-voting preferred shares in SongVest. Once completed, SongVest pays 80% of the IPO funds to the record label and keeps a 20% service fee. Winning bidders receive preferred shares in SongVest, called SongVest Royalty Shares, which entitle them to dividends based on the royalty income of the associated portfolio. SongVest uses 80% of the royalty income to pay shareholders and keeps a 20% service fee. Because shares are tied to the economic performance of specific albums, shareholders are entitled to share appreciation as albums in their portfolio become more successful. Each offering of a series of preferred stock associated with a different portfolio will be disclosed in a revised offering statement that will be re-qualified by the SEC before offers are made.

### WF: How do music royalty payments work?

SI: Royalties are generated by the licensing of copyrighted songs and recordings. Songwriters and recording artists typically assign certain rights to a third party, such as a record label and/or publishing company, for management. Record labels then receive royalties for various uses of their music such as public performances, streams, digital downloads, physical sales, radio plays, commercials, ringtones, and film. Different royalty streams are subject to different royalty rates - some are independently negotiated between record labels and third-party services/users, while others are set by statute.

### WF: Do investors own shares in artists, albums and record labels, or in SongVest itself?

SI: Investors do not acquire any ownership interest in the artists, albums, or record labels associated with SongVest offerings. Purchases of SongVest Royalty Shares represent an investment in non-voting preferred shares of SongVest, Inc., where the ownership of those shares may provide shareholders with future dividend and share appreciation rights. These rights are tied to the economic performance of the specific catalog associated with that offering.

### WF: How will you market to Record Labels and Artists?

SI: We've partnered with two industry veterans, Jay Gilbert and Jeff Moskow of Label Logic, to provide business development and label marketing. They will help us engage record labels and artists to help them understand the value proposition to be brought onto the platform.

They will also lead the marketing efforts between the labels and SongVest to engage fans and investors with marketing programs. These programs will ultimately drive more sales and royalty payments.

### WF: How are particular albums and artists selected for SongVest's platform?

SI: SongVest partners directly with Record Labels to select albums and catalogs for its offerings. The SongVest platform currently targets independent Record Labels who have artists planning on recording albums in the near future. SongVest may select and bundle artists and albums for certain offerings based on genre, relative success of past albums, fan base demographics, etc.

### WF: How will you use the proceeds from this crowdfunding effort?

SI: We plan to use the funds to (in order of priority based on funding amount):

1. Complete SEC filing and pay all legal expenses

2. Engage Label Logic for business development and marketing

3. Website build out for:

Fan/investor engagement platform

Tighter integration with brokers and dealers

Analytics around album data sold on site

### WF: What is SongVest's first auction?

SI: Our first auction is a mix of classic rock artists from the Loud and Proud label. We are looking to raise $400,000 from 26,666 shares at $15 a share.

This would generate $72,000 in revenue from our 20% fee.

### WF: What are your financial projections?

SI: After generating $400,000 from our first offering, we plan to have additional offerings every other month for the first 6 months and then move to one auction a month or more.

We are shooting for offerings to be at least $250K a month, grossing SongVest $50K in revenue.

Expenses will be lean because of the high value, low transaction volume model. Most of the expenses will be around fan/investor engagement focusing on working with labels to engage fans/investors with different marketing programs to increase sales.

## Ask a Question

Type your question here...

ASK QUESTION

## RISKS

1 *We have little operating history, which may make it difficult for you to evaluate the potential success of our business and to assess our future viability.*

2 *Our CPA has expressed in their review of our statements a substantial doubt about our ability to continue as a going concern.*

3 *In order to support our general operations and working capital needs for the next 12 months, we may need to raise additional capital. Such financing may be expensive and time-consuming to obtain, and there may not be sufficient investor or commercial interest to enable us to obtain such funds on attractive terms or at all.*

4 *In the event we breach the terms of a royalty agreement, we would have no rights to royalties and holders of SongVest Royalty Shares could be adversely affected.*

READ MORE RISKS

## OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

## THE FUNDING PORTAL

SongVest, Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
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# David Bull

President & General Counsel - Sterling Title Company

Sterling Title Company • Duke University - The Fuqua School of Business

Raleigh, North Carolina • 244

Send InMail ···

## David's Activity

244 followers

+ Follow

Hello & Happy New Year everyone! Just a reminder that the new North Carolina Uniform POA Act took effect as of January 1. We have helpful articles along with the new forms in Word for ease of use.
David shared this

See all activity

## Experience

**Owner & General Counsel**
Sterling Title Company
2002 – Present • 16 yrs
Raleigh-Durham, North Carolina Area

**General Counsel**
Royalty Exchange
2013 – 2014 • 1 yr
Raleigh-Durham, North Carolina Area

As the main purveyor at Dave's Legal Emporium (as the legal department was named internally), I reported directly to the CEO, and oversaw and identified legal issues in all departments and their interrelation, including marketing, sales, finance, human resources, development, production, as well as, corporate governance and business policy.

**Asssociate**
Moore & Van Allen, PLLC
1995 – 1998 • 3 yrs

## Education

**Duke University - The Fuqua School of Business**
MBA
1992 – 1996

**Duke University School of Law**
JD
1992 – 1996

**UNC Chapel Hill**
BA, International Studies
1986 – 1990

## Featured Skills & Endorsements

Licensing · 7 — **Lee Jones and 6 connections** have given endorsements for this skill

Contract Negotiat... · 3 — Endorsed by **3 connections**

Legal Research · 3 — Endorsed by **3 connections**

See 12 more skills

## Interests

**Duke University - The Fuqua Scho...**
39,752 followers

**Royalty Exchange**
764 followers

**Duke University - The Fuqua Scho...**
33,656 followers

**University of North Carolina at Ch...**
226,359 followers

**Duke University School of Law**
11,607 followers

**University of North Carolina at Ch...**
206,129 followers

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# Roy D'Souza

COO at SongVest, Inc.

SongVest - Music Stock Market • DePaul University

Greater Chicago Area • 500+

Connect | Send InMail | More...

## Highlights



**1 Mutual Connection**

You and Roy both know Dylan Enright

## Roy's Activity

1,970 followers

+ Follow



Sleep apnea patient finds rest with implant device: "It saved my life"
Roy liked



The Maroon 5 team were among one of the top music marketing campaigns of
Roy liked

Will Cook - SongVest is the only stock market where you can IPO your albums
Roy shared this

John Laws - SongVest is the only stock market where you can IPO your albums
Roy shared this

Melissa Ferrick - SongVest is the only stock market where you can IPO your
Roy shared this

Julie Rader - SongVest is the only stock market where you can IPO your albums
Roy shared this

See all activity

## Experience

### Chief Operating Officer
SongVest - Music Stock Market
Sep 2017 – Present • 5 mos
Chicago, IL

SongVest is a digital marketplace where fans/investors, for the first time, can purchase fractional shares of music royalty streams for upcoming album releases. With this concept we're in the process of creating the first music stock market, which also supports record labels and artists. More information is available at www.songvest.com.

**Media (1)**


EFFICIENT
TRANSPARENT

**songvest**

### Treasurer
India Catholic Association of America (ICAA)
Apr 2017 – Present • 10 mos
Greater Chicago Area

A non-profit organization whose mission is to foster a strong sense of community amongst catholics of Indian-descent in the greater Chicago area.

### Board Chair
Chicago West Community Music Center
Oct 2014 – Present • 3 yrs 4 mos
Chicago, IL

Chicago West Community Music Center is a 501(c)(3) nonprofit music education organization whose mission is to harness the creative potential of individuals through education to inspire artistic and cultural expression in such a way that we help foster positive relationships across neighborhood lines.

**Media (1)**

**Chicago West Community Music Center**

### Managing Director (Intellectual Property (IP) Valuation)
Ocean Tomo, LLC
Apr 2010 – Jun 2017 • 7 yrs 3 mos
Chicago, IL

Head of Intellectual Property (IP) valuation practice. Key focus on areas of valuations of intangible (patents, trademarks, copyrights, trade secrets, etc.) assets for monetization planning, mergers & acquisitions, litigation support, financing, general business planning, financial reporting and tax matters.

### Vice President of Corporate Valuation Services
AccuVal Associates
Jul 2005 – Apr 2010 • 4 yrs 10 mos
Greater Chicago Area

Responsible for leading the Corporate Services practice area which included providing valuations for intellectual property and other assets, including, inventory and fixed assets (real and personal property).

**Senior Manager Economic and Valuation Services**
KPMG LLP
Jun 2003 – Jun 2005 • 2 yrs 1 mo
Chicago, IL

Responsible for leading the Midwest Region practice area for tangible asset valuation services with a focus on the energy/utility industry, and also performed business and equity valuation services.

**Senior Manager of Valuation Services**
BearingPoint
2000 – 2003 • 3 yrs

Responsible for leading the Midwest Region practice area for tangible asset valuation services with a focus on the energy/utility industry, and also performed business and equity valuation services.

See fewer positions

## Education

**DePaul University**
B.S., Finance (Minor in Accounting)
1985 – 1989

## Featured Skills & Endorsements

**Valuation** · 99+
Endorsed by **Karl D'Cunha, CPA,CA and 13 others who are highly skilled at this**
Endorsed by **16 of Roy's colleagues at Ocean Tomo**

**Intellectual Prope...** · 71
Endorsed by **Alexander Poltorak, who is highly skilled at this**
Endorsed by **12 of Roy's colleagues at Ocean Tomo**

**Business Valuation** · 70
Endorsed by **Michael Gregory and 8 others who are highly skilled at this**
Endorsed by **10 of Roy's colleagues at Ocean Tomo**

See 25 more skills

## Recommendations

Received (2) Given (7)

**Richard E. Schmitt, ASA, CVA**
President, Valuations
January 2, 2015, Richard managed Roy directly

Roy D'Souza managed the Corporate Services valuation practice at AccuVal for 5 years. In that role, he demonstrated both strong technical and leadership skills that resulted in the growth of the group and the completion of many complex business valuations and valuations of intangible assets. Roy was a trusted advisor for our clients, who understood how to apply his knowledge of appraising businesses to help clients solve a wide variety of financial reporting, property tax, and other valuation challenges. He was also widely respected by employees who found him to be an exceptional leader and mentor. Roy is an industry leader and skilled valuation advisor.

**Valeo Schultz, MAI**
Testifying Expert at Landmark Reseach Group
February 22, 2012, Valeo worked with Roy in different groups

Roy is one of the hardest working professionals in encountered at KPMG. He is bright, articulate, and thorough, and exercises clarity of purpose, judgement, and equanimity. His ability to manage a complex assignment and interface with other teams is unsurpassed.

Since leaving KPMG, I have met both colleagues and clients of Roy from his time at Accuval, who have had nothing but praise for the times they interacted with him.

## Accomplishments

4 **Publications**

Intellectual Property Valuation Primer for Policymakers and Technology Officers • Utilizing Contracts as Collateral in Asset-based Lending • In Defense of Value" – Appraisers are Not to Blame • Capturing the Value of Intellectual Property for Leveraged Finance Considerations

1 **Organization**

A2IM

## Interests

**Universal Music Group**
220,348 followers

**Warner/Chappell Production Music**
10,366 followers

**Wounded Heroes Foundation**
379 members

**The Recording Academy**
13,870 followers

**Ocean Tomo**
1,080 followers

**Crain's Chicago Business**
12,813 followers

See all



# Sean Daley

**General Manager**

DBC Next • San Francisco State University

Cary, North Carolina • 500+

Send InMail

Experienced marketing innovator with over 15+ years of growing business revenue and disrupting the status quo. By combining all aspects of marketing with an analytic approach I find ways to unlock static marketing funnels and accelerate lead generation. Marketing experience in enterprise software, SaaS, broadcast television, music, film, finance and publishing.

CORE COMPETENCIES
- Digital Marketing Acceleration
- Demand Generation
- Data-Driven Growth Strategies
- Team Building
- Content Marketing
- Creative and Strategic Marketing
- Operations and Infrastructure
- Board and C-Level Communication
- Partner Development
- P&L Management

Specialties:
Strategic Marketing Planning
Digital Marketing Integration
Digital Publishing
Partner Marketing
Search Engine Optimization
CPC Management
Strategic Growth Planning and Success
Idea Creation
Entrepreneurial Attitude
Team Building and Management

See less

## Experience

**General Manager**
DBC Next
Feb 2017 – Present • 1 yr
Greensboro/Winston-Salem, North Carolina Area

**CEO and Founder**
Daley Media
Aug 2015 – Present • 2 yrs 6 mos
Cary, NC

Provide strategic direction and execution of revenue generation, demand generation and brand marketing utilizing digital, social media and traditional channels in order to cultivate brand awareness, value, reputation and preference among target audiences.

**Vice President of Marketing and Operations**
The Royalty Exchange
Jul 2013 – May 2015 • 1 yr 11 mos
Raleigh-Durham, North Carolina Area

Responsible for the development and strategic implementation of all marketing efforts for the Royalty Exchange investment platform and ARIA the SaaS analytic software service for royalty owners.

•Launched Go-To-Market Strategy: Created strategic growth plan with executive team and implemented a strong demand generation multi-channel strategy that grew our investor members to more than 13K.
•New Business Partnerships: Expanded content marketing outreach through industry partnerships with NektBiz.com, Music Row, Bloomberg Business, Fender Music Foundation, ICAP, BondIt – resulting in 24% of total revenue.
•Thought Leadership: Launched thought leadership portal Royalty Insider becoming the go-to source for news, advice and consultation. The portal achieved the highest prospect to customer ratio at 20%.
•CRM Digital Marketing Strategy: Transitioned bootstrapped email database system into Hubspot Email Marketing and CRM system. Integrated Hubspot, Zoho sales management data, Google Analytics/ Adwords and WordPress database into a prospect/customer lead scoring funnel accelerating prospect to revenue ratio by an avg. 16% per month for 14 months straight.
•SEO / SEM and Social Media: Organic and paid search drove 29% of lead conversions. Launched first content marketing strategy leveraging LinkedIn, Facebook and Twitter pages/groups for Royalty Based Investors across all industries. Social driving 14% of lead conversions.
•Budget Optimization: CAC (Customer Acquisition Costs) were reduced quarterly by 14% after the first 6 months for 5 consecutive quarters. P&L projections and cost management reviewed monthly with board.
•PR / Media / Events: Engaged, through ad agencies and direct, Bloomberg TV, Fox Business, Yahoo Finance for interviews with company execs and high profile clients such as Coolio, Kool Moe Dee, and bands such as 3 Doors Down and The Eurythmics on PR efforts to market their auctions.

**Director of Digital Marketing and Online Operations**
ABC11 Eyewitness News - WTVD (Disney Owned)
Sep 2006 – Jul 2013 • 6 yrs 11 mos

Directed and managed the marketing, revenue growth and operations of the ABC11 Eyewitness News digital properties. Responsible for content management, digital marketing strategy, social media strategy and implementation, email marketing and content distribution.

•Sales & Marketing Optimization: Worked with the broadcast sales team to integrate, position and sell the digital channels to existing advertisers and grew digital ad sales by 317% over six years.
•Local and Remote Teams: Work closely with teams at all 10 ABC owned stations, ABC News, ESPN and Disney to integrate content, marketing plans and promotions to drive revenue and engagement.
•Social Media: Launched and optimized social media positioning, establishing rules of engagement and metrics on Facebook and Twitter. Became the #1 most followed social accts for news in the Triangle in 2012.
•SEO / SEM: Optimized desktop and mobile properties for organic search results and identified landing pages for SEM PPC efforts. Combined with content marketing we increased web traffic by over 622% in 5 years.
•Email Marketing: Established strategic high frequency semi-automated approach to email marketing increasing click through rates by 20% and subscriber drop rates to less than 2% per month.
•Content Management: Managed and directed the content publishing team, reporters and anchors as they integrated their stories onto the various digital platforms daily.

**Director of Marketing and Strategy**
SAS
Jan 2003 – Jun 2006 • 3 yrs 6 mos

Directed marketing, business development and analytical teams responsible for SAS's Marketing platform, BetterManagement.com. Worked with country and regional marketing managers aligning targets, partners, press activities and campaigns.
Increased sales leads globally by 39% through comprehensive partner marketing and online/offline marketing.
Worked directly with the company president on all areas of the business.
Drove membership enrollment to the units by 34% annually.
Developed marketing partnerships with Harvard Business School Publishing, Knowledge at Wharton, INSEAD, IMD and many other organizations.
Expanded business internationally in Europe, Latin America and Australia.
Produced marketing campaigns resulting in 27% uptick in existing account "new sales"
Grew customers attendance at company events by 39% over 3 years.
Managed and produced PPC and Email campaigns in 4 languages.
Traveled nationally and internationally to expand business growth.

### Senior Marketing Manager of Web Communications

ABC Technologies - BetterManagement.com
Dec 2001 – Dec 2003 • 2 yrs 1 mo

Managed 14-person production and business development teams responsible for new content acquisition and partner development.
Recruited and hired 3 staff in Europe and 2 staff in Australia resulting in the first International expansion. New teams increased international traffic 78% in the first year.
Developed partnership strategies with SAS country marketing managers resulting in 5 partnerships with leading business schools.
Produced Spanish language content and web seminars growing Latin American website registrations over 120%.
Integrated lead generation and partner data into SAS prospect systems increasing filtered and qualified leads by 30%.

ABC Technologies - Bettermanagement.com

### Managing Producer of Web Communications

ABC Technologies - Bettermanagement.com
Feb 2000 – Dec 2001 • 1 yr 11 mos

Managed BetterManagement.com, including five topic-based websites and ABC Technologies corporate website. Managed Web Producers responsible for new content development, maintenance and production of topic based site activities.
Produced and promoted 140 webcasts with key partners and thoughts leaders driving an increase in leads by 60% over the previous year.
Developed operational growth plan with company executives extending reach of BetterManagement to Europe, Asia and Latin America.
Expanded partnership base with Business Development director by 30% through marketing incentive opportunities.

A-dec

### Marketing Communications, Technical Publications Supervisor

A-dec
Oct 1996 – Feb 2000 • 3 yrs 5 mos

Managed documentation needs of equipment owner instructions, website design and content. Directed advertisements, corporate videos, multimedia presentations and technical communications production.
Reduced cost of publication budget by streamlining production and improving simplicity of instructions resulting in a savings of $40,000 annually.
Managed the translation of documents into nine foreign languages for CE and ISO 9001 compliance which provided expansion internationally resulting in a 30% increase in sales.
Managed 10 Marketing Communications employees; grew department by 40%.
Oversaw the conversion of hard copy publications to CD and provided the first digital access to publications via the company network and the internet.

Bobbit Publishing

### Production Manager

Bobbit Publishing
Nov 1994 – Jun 1996 • 1 yr 8 mos

Managed the production of six independent trade magazines from concept to print.
Coordinated sales staff, publishers, writers and printers producing 43 publications annually.
Reduced publication costs by 15% working with printers to develop cost effective print cycles.
Interfaced with advertisers increasing ad production resulting in increased revenue of 10%.

Rental Dealer News Magazine

**Managing Editor**
Rental Dealer News Magazine
Mar 1994 – Oct 1994 • 8 mos

Managed editorial for a monthly trade magazine from concept to print.
*Worked with advertisers on ad placements.
*Developed and directed graphics and magazine layout.
*Wrote editorial and directed contract editorial.
*Coordinated print production and cost management to stay within tight budgets.

See fewer positions

## Education

SF STATE

**San Francisco State University**
BA, Film - Writing / Directing
1991 – 1993

**University of Southern California - Film**
Cinematography and Film/Video Production
1994 – 1994

Film writing, directing and producing.

## Featured Skills & Endorsements

**SEO** · 35 — **Glenn M. Proto and 34 connections** have given endorsements for this skill

**Marketing** · 34 — Endorsed by **Scott Blum and 1 other who is highly skilled at this**; Endorsed by **5 of Sean's colleagues at Royalty Exchange**

**Online Marketing** · 30 — Endorsed by **5 of Sean's colleagues at Royalty Exchange**

Sean is also good at…

| | | |
|---|---|---|
| Management · 27 | Strategy · 25 | Business Develop… · 22 |
| Strategic Planning · 14 | Content Manage… · 13 | Advertising · 13 |
| Lead Generation · 13 | Integrated Market… · 13 | Digital Marketing · 12 |
| Marketing Comm… · 11 | Sales · 8 | Email Marketing · 8 |
| Web Marketing · 7 | Online Advertising · 7 | Marketing Strategy · 7 |
| Marketing Manag… · 6 | PPC · 5 | Business Intellige… · 5 |
| Entrepreneurship · 5 | Team Building · 4 | Strategic Partner… · 4 |
| Web Analytics · 3 | B2B · 3 | Project Managem… · 2 |
| Search Engine Op… · 1 | | |

See fewer skills

## Recommendations

Received (7)    Given (7)

**Brian Casto**
Helping Businesses and Sales Professional be wildly successful through coaching and consulting.
May 19, 2015, Brian worked with Sean in different groups

Sean builds and leads high performance teams. Using his broad experience and endless ideas, he generates great results even with modest resources. He was eager to work closely with sales to make sure leads were targeted and qualified. As an executive leader, he contributes broadly and deeply across strategic and tactical perspectives.

**Thomas Schultz**
CEO @Enversion ★ AI powered accounting automation ★ AI assisted healthcare ★ Keynote speaker ☞ enversion.dk/18
July 24, 2006, Thomas worked with Sean in different groups

I have been working with Sean Daley to develop a common strategy and joint platform for BetterManagement.com and sas.com. Sean always sees possibilities instead of obstacles. He has demonstrated great skills in terms of teamwork, intellect, dedication to his work. He masters the art of working with "internal" technology and process issues in the light of external business needs.

View 5 more recommendations

## Accomplishments

1 **Language**
English

## Interests

**Investors in Private Placement Off...**
4,224 members

**Hopewell Academy**
13 followers

**T. Boone Pickens**
Founder, Chairman and CEO at BP Capit...
1,810,295 followers

**Mark Mobius**
Executive Chairman, Templeton Emergi...
423,638 followers

**Music Royalties - ASCAP, BMI, SESA...**
13,096 members

**San Francisco State University**
204,510 followers

See all



# Sean Peace

Serial Entrepreneur focused on helping companies accelerate growth

Radius Social • University of North Carolina at Chapel Hill

Raleigh-Durham, North Carolina Area • 500+

Send InMail

...

Entrepreneur with several startups and large company experience at SAS and SAP. Experience across the lifecycle from software development through sales and marketing. Investing in new startups and consulting in two primary areas of Event Marketing and CTO/Development.

Event marketing has become harder and harder for technology companies. Whether executive events, general sales events, or conferences, targeting the right prospects and then delivering a message that resonates enough to respond is daunting. We have some best practices at Radius Social that better target prospect and increase response rates that double traditional marketing.

CTO's are hard to find, especially for startups who have a great idea but no strong technology background. They need someone with a business and technology expertise to bridge the gap to understand the business need as well as develop the technology to supports it. I have worked with several startups to build web and mobile applications acting at their complete CTO/Development outsourced solution to get them off the ground and launched.

Most of my experience is in Marketplaces and Social Networks, from creating the first Music Royalty marketplace, to a Social Network for work, and working on the first stock market for Music.

**Media (2)**


Your online marketplace for buying
and selling royalties

**How to Invest in Royalties**



**Invest in your favorite artists, songs**

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## Sean's Articles & Activity

3,604 followers

+ Follow



**Great Vacation - Bad Car Rental**

Sean Peace on LinkedIn

See 4 more articles



Marc -This is an example of the direct messaging we send out via Linkedin. This

Sean shared this



Kelly -This is an example of the direct messaging we send out via Linkedin. This

Sean shared this



Ruth -We can help ensure that your FormLabs Road Show will be successful in

Sean shared this

See all activity

## Experience

**Managing Director**
Radius Social
Jul 2016 – Present • 1 yr 7 mos
Raleigh-Durham, North Carolina Area

A recent survey of B2B Sales Directors and VP's indicated that live events are the top method of attracting B2B decision makers. The survey also revealed that the biggest challenge associated with these events was the lack of net new prospects attending.

Radius Social has cracked the code to solve this problem. Not only do we build laser targeted, account-based prospect lists, but our message/invitation delivery solution beats traditional email and other methods exponentially. Our customers find that we are driving between 50% and 75% of the new leads that attend their events.

How much is a new lead worth to attend your event?

We are so confident in our service, that the first event is on us. Reach out to schedule a call to learn more.

**Founder - SongVest**
SongVest
Oct 2017 – Present • 4 mos

SongVest is the only online marketplace that allows fans to buy and sell shares in royalties from new music albums.

**Partner**
Alternative X Group
Oct 2015 – Present • 2 yrs 4 mos
Raleigh-Durham, North Carolina Area

Alternative X Group provides consulting in a broad array of areas:

- Music Royalties (Broker, Buy, Sell, Evaluation)
- Other Entertainment Financing (Television, Motion Picture)
- Sales and Marketing Consulting in the above industries
- Financial Underwriting and Due Diligence for entertainment assets
- Software Development of Financial Reporting Solutions

Our team of highly skilled consultants can tackle all types of unique projects that are not easily sourced.

Find us at www.alternativexgroup.com

**Investor**
Catering Ninja
Feb 2016 – Present • 2 yrs
Raleigh-Durham, North Carolina Area

A new way to order catering has arrived! Instead of you picking a caterer, let them send you offers based on your date, number of attendees and price. They compete on the value they are providing and you decide.

**President and Founder**
The Royalty Exchange
Jun 2013 – Oct 2015 • 2 yrs 5 mos

The Royalty Exchange is the world's first online platform for buying and selling royalties from music, movies, books, TV shows, solar energy, patents, trademarks and pharmaceuticals in a transparent and efficient marketplace.

Created for investors and royalty owners, The Royalty Exchange provides a completely unique exchange for buyers seeking alternative investments, and sellers looking for liquidity.

Whether you are looking to buy or sell your royalties, our team will work with you to receive the most out of your transaction.

## Education

**University of North Carolina at Chapel Hill**
BA, Econ
1989 – 1991

**University of North Carolina at Wilmington**
1987 – 1988

## Featured Skills & Endorsements

**Strategy** · 88
Endorsed by **Stephanie Kuhnel and 1 other who is highly skilled at this**
Endorsed by **2 of Sean's colleagues at SongVest - Music Stock Market**

**Strategic Partner...** · 66
Endorsed by **Hardik Dave' and 2 others who are highly skilled at this**
Endorsed by **2 of Sean's colleagues at SongVest - Music Stock Market**

**Start-ups** · 65
Endorsed by **David Khorram and 1 other who is highly skilled at this**
Endorsed by **2 of Sean's colleagues at SongVest - Music Stock Market**

See 33 more skills

## Recommendations

**Received (10)** Given (8)

**Stephanie Kuhnel**
Vice President - Healthcare, Human Services, and Benefits Sales and Business Development
February 2, 2011, Stephanie managed Sean directly

I have worked with Sean close to 10 years in many capacities and have had the pleasure of seeing his leadership achieve great successes. Sean brings entrepreneurial thinking to his strategic approach, develops strong teams by establishing clear paths to success., and brings a functional knowledge to overall achieve personal and professional goals. He's dedicated, passionate, creative, and driven to achieve results. He worked for me in several roles. One in particular where he created a new alliance and partner program for Latin America, staffed the team, developed the value propositions, managed the team's pipeline, and delivered great value to our organization and to our customers. He's well liked by his peers, his teams, and his customers. He understands the art of selling value, marketing, education, services -- and delivering a total solution. Sean is one you want on your A team and I hope I have the opportunity to work with Sean again.

**Brian Casto**
Helping Businesses and Sales Professional be wildly successful through coaching and consulting.
November 10, 2010, Sean worked with Brian in the same group

There is no one like Sean, his entrepreneurial spirit, his head for business, and his drive to succeed make him unique. He is creative yet detailed oriented enough to implement is creative ideas. He works hard and smart, always looking for ways to improve and do things better. He and I have partnered on many ideas, initiatives, and businesses. He is a delight to work with and a solid business partner.

View 8 more recommendations

## Accomplishments

1 **Language**
Spanish

## Interests

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